UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2019

Stabilis Energy, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10375 Richmond Ave. Suite 700 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 832-456-6500

American Electric Technologies, Inc.

6375 West Loop South, Suite 500

Bellaire, Texas 77401

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class                                     Trading Symbol                   Name of each exchange on which registered

Common Stock, $.001 par value                   SLNG                                        The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the completion of the Share Exchange Agreement (defined in Item 2.01 of this Current Report on Form 8-K), Stabilis Energy, Inc. (then known as American Electric Technologies, Inc.), a Florida corporation (the “Company”), LNG Investment Company, LLC, a Texas limited liability company (“Holdings”), AEGIS NG LLC, a Texas limited liability company (“AEGIS”), entered into a Registration Rights Agreement (the “Registration Rights Agreement”). The shares that are the subject of the Registration Rights Agreement include the Company common stock issued to Holdings or AEGIS or certain of their affiliates or permitted transferees (collectively, the “Holders”) pursuant to the Share Exchange Agreement and any other securities issued or issuable with respect to such common stock by way of stock dividend or stock split or combination of shares, recapitalization, merger, consolidation or reorganization. Pursuant to, and subject to the limitations set forth in, the Registration Rights Agreement, the Company agreed that it will, no later than one hundred and eighty (180) days following the completion of the Share Exchange Agreement, register under federal securities laws the public resale of the common stock held by Holders on a shelf registration statement.

In addition, pursuant to the Registration Rights Agreement, the Holders have the right to require the Company, subject to certain limitations set forth therein, to effect a distribution of any or all of their shares of common stock by means of an underwritten offering. Further, subject to certain exceptions, if at any time the Company proposes to register an offering of its equity securities or conduct an underwritten offering, whether or not for its own account, then the Company must promptly provide written notice to certain Holders of such proposal to allow them to include a specified number of their shares in that registration statement or underwritten offering, as applicable.

Pursuant to the Registration Rights Agreement, Holders have agreed not to effect any public sale or distribution of securities similar to those being registered or of any securities convertible into or exchangeable or exercisable for such securities or hedging transactions relating to registrable securities for a period beginning five days prior to the expected date of “pricing” of such offering and continuing for a period not to exceed sixty (60) days from the date of such final prospectus.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference into this Item 1.01.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On July 26, 2019, Stabilis Energy, Inc. (the “Company”), then known as American Electric Technologies, Inc., completed its share exchange transaction with the owners of Stabilis Energy LLC and its subsidiaries in accordance with the terms of the Share Exchange Agreement dated as of December 17, 2018, as amended on May 8, 2019 (the “Share Exchange Agreement”), by and among the Company,  JCH Crenshaw Holdings, LLC, a Texas limited liability company (“JCH”), LNG Investment Company, LLC, a Texas limited liability company (“Holdings”), AEGIS NG LLC, a Texas limited liability company (“AEGIS”), Stabilis Energy LLC, a Texas limited liability company (“Stabilis LLC”), PEG Partners, LLC, a Delaware limited liability company (“PEG”), and Prometheus Energy Group, Inc., a Delaware corporation (“Prometheus”) pursuant to which, the Company issued shares of its common stock to directly acquire 100% of the limited liability company ownership interests of Stabilis and indirect ownership of 20% of the ownership interests of Prometheus (the “Share Exchange”).

On July 29, 2019 the Company effected a 1-for-8 reverse stock split of its common stock (the “Reverse Stock Split”), and the Company changed its name to “Stabilis Energy, Inc.” Following the completion of the Share Exchange, the business conducted by the Company became the liquefied natural gas business conducted by Stabilis LLC and its subsidiaries and the legacy business of American Electric Technologies, Inc. which consists of a wholly-owned Brazilian subsidiary which provides power delivery solutions to the global energy industry and a minority interest in a joint venture in Xian, China which manufactures power and control systems for land drilling rigs in China and other international markets.

Under the terms of the Share Exchange Agreement, the Company issued 100,646,468 shares of its pre-Reverse Stock Split common stock to Holdings to acquire Stabilis LLC and 4,912,138 shares to AEGIS to acquire a 20% ownership interest in Prometheus which was not owned by Stabilis LLC.  The share consideration was determined through arm’s-length negotiations between the Company and the owners of the interests acquired. Casey Crenshaw, a director of the Company since 2012, beneficially owns and controls each of JCH, Holdings, Stabilis LLC, PEG and Prometheus, which are parties to the Share Exchange Agreement. Prior to the completion of the Share Exchange Mr. Crenshaw also beneficially owned shares of American Electric common stock and Series A

Convertible Preferred Stock which had approximately 25% of the voting rights of American Electric stockholders. Mr. Crenshaw has been appointed Executive Chairman of the Company following completion of the Share Exchange. Mr. Crenshaw beneficially received shares of Company common stock equal to 95% of the 105,558,606 shares of Company common stock issued in the Share Exchange.

Prior to the completion of the Share Exchange, the Company issued 2,212,389 shares of pre-Reverse Stock Split common stock to JCH as a result of the JCH’s agreement to convert 1,000,000 then outstanding shares of the Company’s Series A Convertible Preferred Stock into common stock at a conversion rate of $2.26 per share of common stock on the original $5,000,000 issue price of the Series A Preferred Stock purchased in 2012.

The Company’s shares of common stock are listed on The Nasdaq Stock Exchange LLC and traded through the close of business on July 26, 2019 under the ticker symbol “AETI”. The Company’s common stock commenced trading on July 29, 2019 under the name Stabilis Energy, Inc, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “SLNG”.  The Company’s common stock has a new CUSIP number, 85236P 101.

The Share Exchange Agreement and amendment are included as Exhibits 2.1 and 2.2 hereto and are incorporated into this Item 2.01 by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The disclosure included in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

The 100,646,468 shares of pre-Reverse Stock Split common stock issued to Holdings and 4,912,138 shares of common stock to AEGIS pursuant to the Share Exchange Agreement were issued pursuant to exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 for sales not involving a public offering. The Company used no general advertising or solicitation in connection with the Share Exchange Agreement. Each stockholder acknowledged that it is acquiring the shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any resale or other distribution thereof, nor with any present intention of distributing or selling such shares. Each stockholder acknowledged that such shares are not registered under the Securities Act of 1933 of or any state securities laws, and that such shares may not be transferred or sold, except pursuant to the registration provisions of the Securities Act of 1933 and any applicable state securities laws, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

The certificates for the shares contain a legend referring to the restrictions on sale, transfer and assignment and a stop transfer notice has been lodged against such shares with the transfer agent.

The 2,212,389 shares of pre-Reverse Stock Split issued to JCH upon its conversion of 1,000,000 shares of the Company’s Series A Convertible Preferred Stock were issued pursuant to exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933.

Item 3.03.  Material Modification to Rights of Security Holders.

As previously disclosed, at the special meeting of the Company’s stockholders held on July 17, 2019, the Company’s stockholders approved a proposal authorizing the board of directors to effect the Reverse Stock Split of the Company’s common stock, approved an amendment to the articles of incorporation of the Company to change the Company’s name from “American Electric Technologies, Inc.” to “Stabilis Energy, Inc.” and approved an amendment to the articles of incorporation to increase the authorized shares of common stock to 300,000,000 shares. The amendment to the articles of incorporation increasing the authorized shares of common stock to 300,000,000 shares was filed on July 18, 2019, prior to the completion of the Share Exchange (the “July 18, 2019 Amendment”).

On July 29, 2019, subsequent to the completion of the Share Exchange, an amendment to the articles of incorporation filed with the Secretary of State of Florida (the “July 29, 2019 Amendment”) became effective to effectuate the Reverse Stock Split. As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s common stock immediately prior to the Reverse Stock Split were reduced into a smaller number of shares, such that every eight shares of the Company’s common stock held by a stockholder immediately prior to the Reverse Stock Split were combined into one share of the Company’s common stock. Immediately following the Reverse Stock Split and the Share Exchange, there were 14,645,917 shares of the Company’s common stock outstanding, disregarding the effect of fractional shares. The July 29, 2019 Amendment also changed the name of the Company to Stabilis Energy, Inc. and reduced the authorized shares of the Company’s common stock to 37,500,000 shares.

No fractional shares will be issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split will be rounded down to the nearest whole number and each stockholder who would otherwise be entitled to a fraction of a share of common stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Company’s common stock on The Nasdaq Stock Market LLC on July 26, 2019.

The foregoing description of the July 29, 2019 Amendment is not complete and is subject to and qualified in its entirety by reference to the articles of amendment to articles of incorporation effective July 29, 2019 a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference. The foregoing description of the July 18, 2019 Amendment is not complete and is subject to and qualified in its entirety by reference to the articles of amendment to articles of incorporation filed July 18, 2019 a copy of which is attached as Exhibit 3.2 hereto and is incorporated into this Item 3.03 by reference.

Item 5.01.  Changes in Control of Registrant.

The information set forth in Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

 Immediately following the completion of the Share Exchange on July 26, 2019, Casey Crenshaw beneficially owned approximately 88.4% of the 117,167,340 of the pre-Reverse Stock Split outstanding shares of Registrant’s common stock. Accordingly, Mr. Crenshaw is in control of the Company.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 In accordance with the Share Exchange Agreement, upon the completion of the Share Exchange on July 26, 2019, Peter Menikoff, Charles Dauber, J. Hoke Peacock, Neal Dikeman, and Edward Kuntz resigned from the Company’s board of directors, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

In accordance with the Share Exchange Agreement, upon the completion of the Share Exchange on July 26, 2019, Peter Menikoff resigned as Chairman and CEO of the Company and Don Boyd resigned as Chief Financial Officer of the Company.

(c)                                  On July 26, 2019, following completion of the Share Exchange, the Company’s board of directors appointed James Reddinger, James Aivalis, Will Crenshaw, Ben Broussard, Arthur G. Dauber, Mush Khan, Edward Kuntz and Peter Mitchell as additional directors to hold office until the next annual stockholders meeting and appointed the following as the sole officers of Company:

NamePosition

Casey Crenshaw     Executive Chairman

Jim Reddinger      President and Chief Executive Officer

Andrew Puhala     Senior Vice President, Chief Financial Officer and Secretary

Casey Crenshaw is the son of Will Crenshaw. There are no other family relationships among any of the Company’s directors and executive officers.

The following is a biographical summary for James Reddinger who is the Company’s principal executive officer and Andrew Puhala who is the Company’s principal financial officer:

James Reddinger, age 48, has been the Chief Executive Officer of Stabilis LLC since November 2018. Mr. Reddinger has held various executive positions with Stabilis LLC, including Chief Financial Officer and Chief

Operating Officer from 2013 to 2018. Prior to joining Stabilis LLC, Mr. Reddinger was a private investor from 2010-2013. Mr. Reddinger was previously employed by UBS from 2004 to 2010 and Credit Suisse from 1998 to 2004. Mr. Reddinger holds an AB from Harvard University and an MBA from the JL Kellogg School of Management at Northwestern University.

Andrew Puhala, age 49, has been Chief Financial Officer of Stabilis LLC since November 2018 and VP of Finance for The Modern Group, Ltd since August 2017. From September 2015 to June 2017 he served as Chief Financial Officer of ERA Group Inc. (NYSE:ERA), a provider of helicopter transport services primarily to the energy industry. Mr. Puhala served as Chief Financial Officer of the Company from January 2013 to September

2015 and CFO of AccessESP from 2011- 2012. Mr. Puhala held a variety of senior financial roles at Baker Hughes, Inc. from 1996 - 2011 including VP finance- Middle East Region, Division Controller and Assistant Treasurer. Mr. Puhala is a Certified Public Accountant and received a BBA in Accounting and an MPA from the University of Texas at Austin.

(d)                                The information set forth in Item 5.2(b) of this Current Report on Form 8-K with respect to the appointment of directors to the Company’s board of directors pursuant to and in accordance with the Share Exchange Agreement is incorporated by reference into this Item 5.02(d). The related party information required by Item 5.02(d) were previously filed with the SEC as part of the definitive proxy statement filed on June 13, 2019 and, pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith.

Audit Committee

Following completion of the Share Exchange on July 26, 2019 directors Khan, Kuntz and Mitchell were appointed as the members of the Audit Committee of the board of directors, with Mr. Mitchell as the Chairman of the Audit Committee. The Company established the fee for service on the audit committee at the rate of $100,000 per year payable one-half in cash and one-half in common stock. The common stock portion of such fees is subject to approval of the stockholders of the Company.

Compensation Committee and Nominating and Corporate Governance Committee

The Company is no longer subject to the requirement that a majority of our directors be independent in accordance with the governance rules of The Nasdaq Stock Market LLC because we are a “controlled company” with more than 50% of the voting power for the election of directors being beneficially held by Casey Crenshaw. As a controlled company we will also be exempt from the Nasdaq governance requirements that (i) listed companies have compensation and nominating committees composed solely of independent directors, (ii) the compensation of executive officers be determined by a majority of the independent directors or a compensation committee composed solely of independent directors, and (iii) director nominees selected or recommended to the board of directors for selection, either by a majority of the independent directors, or a nominating committee composed solely of independent directors.

(e)         James Reddinger and Andrew Puhala are employed by the Company’s wholly-owned subsidiary, Stabilis Energy LLC. Mr. Reddinger’s base salary is $500,000 per annum which will include compensation for his services to the Company as principal executive officer. Mr. Puhala currently receives a base salary of $300,000 per annum which includes his services to the Company as Chief Financial Officer.

Mr. Reddinger and Mr. Puhala will be entitled to participate in Stabilis LLC’s bonus plan for executive employees pursuant to which certain key employees of Stabilis LLC may receive a bonus upon the achievement of company performance goals.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)                 To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein. Exhibits 3.1 and 3.2 to this Current Report on Form 8-K are incorporated by reference herein.

Item 8.01.  Other Events.

On July 29, 2019, the Company issued a press release announcing the completion of the Share Exchange, Reverse Stock Split, the name change to Stabilis Energy, Inc. and initiation of trading of the Company’s common stock on The Nasdaq Stock Market LLC on a Reverse Stock Split basis and under the Company’s new name and trading symbol and the Company’s new directors and officers. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(a)       Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) were previously filed with the SEC as part of the definitive proxy statement filed on June 13, 2019 and, pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith. Any financial statements required by this item that have not been included in such definitive proxy statement will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report is required to be filed.

(b)  Pro Forma Financial Information.

Certain pro forma financial information required by Item 9.01(b) were previously filed with the SEC as part of the definitive proxy statement filed on June 13, 2019 and, pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith. Any pro forma financial information required by this item that have not been included in such definitive proxy statement will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report is required to be filed.

(d)    Exhibits

Exhibit No.	Description

2.1*

Share Exchange Agreement, dated December 17, 2018, concerning the business combination with Stabilis (incorporated by reference from Exhibit 2.1 to Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 24, 2018).

2.2* 3.1

Amendment dated May 8, 2019 to Share Exchange Agreement, dated December 17, 2018, concerning the business combination with Stabilis (incorporated by reference from Exhibit 2.1 to Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 9, 2019).

Articles of Amendment to Articles of Incorporation of the Registrant effective July 29, 2019.

3.2*

Articles of Amendment to Articles of Incorporation of the Registrant filed July 18, 2019 (incorporated by reference from Exhibit 3.1 to Registrant’s Current Report of Form 8-K as filed with the Securities and Exchange Commission on July 22, 2019).

10.1	Registration Rights Agreement dated July 26, 2019 among the Registrant and AEGIS and Holdings.

99.1	Press release issued on July 29, 2019.

*                      Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STABILIS ENERGY, INC.

Date: August 1, 2019	By:	/s/ James Reddinger
James Reddinger
President and Chief Executive Officer